As filed with the Securities and Exchange Commission on August 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

Syndax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	32-0162505
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

35 Gatehouse Drive

Building D, Floor 3

Waltham, Massachusetts 02451

(781) 419-1400

(Address of principal executive offices)

_______________________________

2015 Omnibus Incentive Plan

2015 Employee Stock Purchase Plan

(Full titles of the plans)

_______________________________

Briggs W. Morrison, M.D.

Chief Executive Officer

Syndax Pharmaceuticals, Inc.

35 Gatehouse Drive

Building D, Floor 3

Waltham, Massachusetts 02451

(781) 419-1400

(Name, address and telephone number of agent for service)

Copies to:
Laura Berezin Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Luke J. Albrecht Vice President, General Counsel & Secretary 35 Gatehouse Drive Building D, Floor 3 Waltham, Massachusetts 02451 (781) 419-1400

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2015 Omnibus Incentive Plan (Common stock, $0.0001 par value per share)	975,601 (2)	$6.46 (4)	$6,302,382.46 (4)	$784.65
2015 Employee Stock Purchase Plan (Common stock, $0.0001 par value per share)	243,900 (3)	$6.46 (4)	$1,575,594.00 (4)	$196.16

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Syndax Pharmaceuticals, Inc.’s (the “Registrant”) outstanding shares of common stock.

(2)

Represents additional shares of the Registrant’s common stock reserved for future grant under the Syndax Pharmaceuticals, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2018 pursuant to the terms of the 2015 Plan. The 2015 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2015 Plan on January 1, from 2017 until the expiration of the 2015 Plan. The number of shares added each year will be equal to the lesser of: (a) 4% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; and (b) the number of shares of the Registrant’s common stock designated by action of the Registrant’s board of directors prior to the first day of any calendar year.

(3)

Represents additional shares of the Registrant’s common stock reserved for issuance under the Syndax Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) as a result of the automatic increase in shares reserved thereunder on January 1, 2018 pursuant to the terms of the ESPP. The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1, from 2017 until the expiration of the ESPP. The number of shares added each year will be equal to the lesser of: (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year; (b) 250,000 shares of the Registrant’s common stock; and (c) a number of shares of the Registrant’s common stock designated by action of the Registrant’s board of directors prior to the first day of any calendar year.

(4)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on August 3, 2018.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by References

The Registrant is filing this Registration Statement for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan and the ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on March 25, 2016 (File No. 333-210412) and August 25, 2017 (File No. 333-220172). Pursuant to General Instruction E to Form S-8, this Registration Statements hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits

The exhibits to this Registration Statement are listed below and incorporated by reference herein.

Exhibit Number	Exhibit Description
4.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37708), filed with the SEC on March 8, 2016).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37708), filed with the SEC on March 8, 2016).
4.3

Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-208861), filed with the SEC on February 10, 2016).

4.4	2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-8 (File No. 333-210412), as filed with the SEC on March 25, 2016).
4.5

Form of Incentive Stock Option Agreement under 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208861), filed with the SEC on January 4, 2016).

4.6

Form of Non-Qualified Option Agreement under 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208861), filed with the SEC on January 4, 2016).

4.7	2015 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-8 (File No. 333-210412), as filed with the SEC on March 25, 2016).
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, Commonwealth of Massachusetts, on August 8, 2018.

Syndax Pharmaceuticals, Inc.

By:  /s/ Briggs W. Morrison, M.D.

Briggs W. Morrison, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Briggs W. Morrison, M.D. and Luke J. Albrecht, and each of them, his true and lawful attorney-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Briggs W. Morrison, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2018
Briggs W. Morrison, M.D.

/s/ Richard P. Shea	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 8, 2018
Richard P. Shea

/s/ Dennis G. Podlesak	Chairman of the Board of Directors	August 8, 2018
Dennis G. Podlesak

/s/ Henry Chen	Director	August 8, 2018
Henry Chen

/s/ Fabrice Egros, PharmD, Ph.D.	Director	August 8, 2018
Fabrice Egros, PharmD, Ph.D.

/s/ Luke Evnin, Ph.D.	Director	August 8, 2018
Luke Evnin, Ph.D.

/s/ Keith A. Katkin	Director	August 8, 2018
Keith A. Katkin

/s/ Pierre Legault	Director	August 8, 2018
Pierre Legault